                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: January 22, 2003


                             HELMERICH & PAYNE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                            1-4221                      73-0679879
--------------------------------------------------------------------------------
(State or other                (Commission File              (I.R.S. Employer
jurisdiction of                     Number)                    Identification
incorporation)                                                     Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                   74114
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


                                 (918) 742-5531
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




                               Page 1 of 7 Pages.

Item 9.  Regulation FD Disclosure.

         On January 22, 2003, Helmerich & Payne, Inc. issued the following press release:

         "TULSA, OK., -- Helmerich & Payne, Inc. reported net income of $607,000 ($0.01 per share, on a diluted basis) from revenues of $107,327,000 for its first fiscal quarter ended December 31, 2002, compared with net income from continuing operations of $18,127,000 ($0.36 per share, on a diluted basis) from revenues of $134,992,000 during its first fiscal quarter of 2002.

         First quarter contract drilling operating profit declined to $8,034,000, from $31,693,000 recorded during last year's first quarter and from $14,760,000 recorded for last year's fourth fiscal quarter ended September 30, 2002. Operating profits were lower for both domestic and international operations as rig activity and profit margins declined. Operating profit for the Company's domestic operations was $8,626,000 during the first quarter, compared with $27,816,000 and $13,472,000 during last year's first and fourth quarters, respectively. Total land rig utilizations fell to 79%, from 89% and 85% for last year's first and fourth quarters. Average land rig revenue per day for the first quarter was $11,316, compared with $14,192 for last year's first quarter and down slightly from $11,602 for last year's fourth quarter. U.S. land rig direct costs were $8,481 per day, down from $8,549 per day the previous quarter. However, costs were higher than forecasted for the quarter for FlexRig3 training and other associated start-up costs. Direct land rig costs were impacted by an above average number of rig days lost to weather and other delays. Utilization for the Company's 12 offshore platform rigs fell to 52% for the first quarter this year, from 100% and 65% for last year's first and fourth quarters.

         The Company's international contract drilling operations reported an operating loss of $592,000 for this year's first quarter, compared with operating profits of $3,877,000 and $1,288,000 for last year's first and fourth quarters. International rig utilization fell to 33% for the first quarter, compared with 55% and 43% for last year's first and fourth quarters. International revenue and profit margins declined during the quarter due to reduced rig activity in all South American locations except Ecuador where rig utilization averaged 98% for the 8 rigs located there.

         In Venezuela, where 14 of the Company's 33 international land rigs are located, an average of two rigs worked during the quarter. Presently, there are five rigs working for the Venezuelan government-owned oil company (PDVSA), with two additional rigs contracted and waiting for drilling location preparations to be completed. The location completions have been delayed due to material shortages caused by Venezuela's well-publicized workers' strike.

         The Company's general and administrative costs were higher due primarily to increased pension and hospitalization expenses. Interest expense also increased as a result of the $200,000,000 privately placed term notes issued in August ($100,000,000) and October ($100,000,000).

         Company President and CEO, Hans Helmerich commented, `We are surprised by the current softness in demand for contract drilling services worldwide. Significantly higher commodity prices and improved industry fundamentals, particularly for natural gas, signal better drilling economics that should soon translate into higher rig activity in the U.S.'

         Although the Company expects rig activity and profitability to improve in the future, it is difficult to predict if, when, and to what extent a possible improvement would be reflected in Company earnings. As a baseline for guidance, the Company believes that, should no changes occur relating to U.S. land and offshore platform rig utilizations, and with the current rig activity in South America, second quarter net income could be $0.05 per share. Third and fourth quarter net income could be $0.07 and $0.09 per share, respectively, as more FlexRigs commence operations in the field. This estimate of additional earnings assumes no material improvement in other variables such as dayrates, margins and utilizations except in Colombia where one rig is expected to begin work next month, and in Venezuela where the two contracted, but currently idle rigs are assumed to be operating by early to mid third quarter. These estimates assume no other financial impact from possible disruption in the Company's Venezuelan operations.

         The Company owns a portfolio of publicly held stocks with a total market value of approximately $180,000,000 with a financial cost basis of $105,000,000. The Company owns 286,528 shares of Transocean, Inc., obtained as a result of the spin-off of Schlumberger's offshore drilling company and its simultaneous merger with Transocean in 1999. Currently, the market value of the stock is approximately $21.00 per share with a financial basis of $33.19 per share. Should its value remain below the cost basis during the fiscal year, the Company will likely be required to record a non-cash impairment charge to its income statement prior to year end.

         Helmerich & Payne, Inc. (HP/NYSE) is a contract drilling company that owns 72 U.S. land rigs, 12 U.S. platform rigs located in the Gulf of Mexico, and 33 rigs located in South America, or a total of 117 rigs. Of the 72 U.S. land rigs currently available, 32 are the H&P-designed FlexRig(TM)*. The Company is scheduled to complete the construction of an additional 11 FlexRigs to be put in service over the next six months.

         Helmerich & Payne, Inc.'s conference call/webcast is scheduled for this afternoon at 3:00 ET (2:00 CT). Go to http://www.firstcallevents.com/ service/ajwz371442681gf12.html. If you are unable to participate during the live webcast, the call will be archived for 60 days on the website listed above as well as on H&P's website at www.hpinc.com.

         The information to be disclosed in the conference call and webcast shall include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by H&P from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, H&P's actual results may differ materially from those indicated or implied by such forward-looking statements."


*FlexRig(TM) hereinafter referred to as FlexRig

                             HELMERICH & PAYNE, INC.
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                      12/31/02         09/30/02
                                                      --------         --------

CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
 Total current assets                                $  238,220       $  178,751
 Investments                                            156,887          146,855
 Net property, plant, and equipment                     948,133          897,445
 Other assets                                             4,061            4,262
                                                     ----------       ----------
TOTAL ASSETS                                         $1,347,301       $1,227,313
                                                     ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
 Total current liabilities                           $   76,426       $   72,899
 Total noncurrent liabilities                           172,781          159,244
 Long-term debt                                         200,000          100,000
 Total Shareholders' Equity                             898,094          895,170
                                                     ----------       ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $1,347,301       $1,227,313
                                                     ==========       ==========

                                                        THREE MONTHS ENDED
                                                            DECEMBER 31
                                                        2002           2001
                                                     ---------      ---------

CONSOLIDATED STATEMENTS OF INCOME
REVENUES
   Operating revenues                                $ 106,537      $ 133,685
   Income from investments                                 790          1,307
                                                     ---------      ---------
                                                       107,327        134,992
                                                     ---------      ---------
COST AND EXPENSES
   Operating costs                                      79,864         87,281
   Depreciation                                         18,236         13,833
   General and administrative                            6,186          4,483
   Interest                                              2,770            392
                                                     ---------      ---------
                                                       107,056        105,989
                                                     ---------      ---------
INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES AND EQUITY IN INCOME
  OF AFFILIATES                                            271         29,003

PROVISION FOR INCOME TAXES                                 117         11,968
EQUITY IN INCOME OF AFFILIATES,
  net of income taxes                                      453          1,092
                                                     ---------      ---------
INCOME FROM CONTINUING OPERATIONS                          607         18,127
INCOME FROM DISCONTINUED OPERATIONS                         --         (2,523)
                                                     ---------      ---------
NET INCOME                                           $     607      $  15,604
                                                     =========      =========

BASIC EARNINGS PER COMMON SHARE:
  INCOME FROM CONTINUING OPERATIONS                  $    0.01      $    0.36
  INCOME FROM DISCONTINUED OPERATIONS                       --          (0.05)
                                                     ---------      ---------
  NET INCOME                                         $    0.01      $    0.31
                                                     =========      =========
DILUTED EARNINGS PER COMMON SHARE:
  INCOME FROM CONTINUING OPERATIONS                  $    0.01      $    0.36
  INCOME FROM DISCONTINUED OPERATIONS                       --          (0.05)
                                                     ---------      ---------
  NET INCOME                                         $    0.01      $    0.31
                                                     =========      =========

Average common shares outstanding:
  Basic                                                 49,979         49,736
  Diluted                                               50,467         50,078

                             HELMERICH & PAYNE, INC.
                                    UNAUDITED
                                 (IN THOUSANDS)



                                                             FY 2003         FY 2002
                                                            FIRST QTR.      FIRST QTR.
                                                              ENDED           ENDED
                                                             12/31/02        12/31/01
                                                            ----------      ----------

FINANCIAL RESULTS - LINES OF BUSINESS

SALES AND OTHER REVENUES:

    Contract Drilling - Domestic                            $  82,483       $  92,123
    Contract Drilling - International                          21,804          39,053
                                                            ---------       ---------
         Total Contract Drilling Division                     104,287         131,176
                                                            ---------       ---------

    Real Estate Division                                        2,231           2,495
    Investments and Other Income                                  809           1,321
                                                            ---------       ---------
         Total Revenues                                     $ 107,327       $ 134,992
                                                            =========       =========

OPERATING PROFIT (LOSS):

    Contract Drilling - Domestic                            $   8,626       $  27,816
    Contract Drilling - International                            (592)          3,877
                                                            ---------       ---------
      Total Contract Drilling Division                          8,034          31,693
                                                            ---------       ---------

    Real Estate Division                                        1,166           1,397
                                                            ---------       ---------
      Total Operating Profit                                    9,200          33,090
                                                            ---------       ---------

OTHER                                                          (8,929)         (4,087)


INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY                              ---------       ---------
IN INCOME OF AFFILIATES                                     $     271       $  29,003
                                                            =========       =========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         HELMERICH & PAYNE, INC.
                                              (Registrant)



                                         By: /s/ Steven R. Mackey
                                             ----------------------------------
                                             Name:   Steven R. Mackey
                                             Title:  Vice President



Dated:  January 22, 2003